ADVISORY
AGREEMENT

BETWEEN
BEDMINSTER CAPITAL CORP.

  AND

THESEUS ASSET MANAGEMENT COMPANY, LLC

This ADVISORY AGREEMENT is made and entered into as of this 30th  day of June, 2008, between BEDMINSTER CAPITAL CORP. , a Nevada corporation (the "Company") and THESEUS ASSET MANAGEMENT COMPANY, LLC (the "Advisor"), a New Jersey limited liability company.

WITNESSETH:

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice and assistance of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Board of Directors (the "Directors") of the Company, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Directors, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.   Definitions.

As used herein, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean (i) any Person directly or indirectly owning, controlling or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such other Person; (ii) any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person;

(hi) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person; or (iv) any officer, director, partner, copartner, or employee of such other Person.

(b) "Average Invested Assets" for any period shall mean the average of the aggregate Book Value of the assets of the Company. This figure will be computed by taking the average of such values at the end of each month during such period.

(c) "Book Value" of an asset shall mean the value of such asset on the books of the Company, before allowance for depreciation or amortization or other similar non-cash reserves.

(d) "Fiscal Year" shall mean any period for which an income tax return is submitted by the Company to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period for the Company.

(e) "Mortgage" shall mean a mortgage, a deed of trust or any other instrument creating a security interest in a Real Property.

(f) "Mortgage Loan" shall mean a loan evidenced by a Mortgage.

(g) "Net Income" for any period shall mean total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.

(h) "Person" shall mean and include individuals, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

(i) "Real Property" shall mean improved and unimproved land, improvements, furniture and fixtures located on or used in connection with land, and any right or interest in any of the foregoing, including a leasehold interest, an interest in air, subterranean or mineral rights, but shall not include Mortgage Loans.

(j) “Directors” shall mean the board of directors as constituted by the Company from time to time in accordance with its bylaws and certificate of incorporation.

2.    Duties of the Advisor.

The Advisor agrees to act on a basis which is fair and reasonable to the Company and its shareholders in selecting from among the particular investment opportunities that come to it; provided, however, that the Advisor shall not be required to present to the Company any particular investment opportunity which comes to it even if the opportunity is one which, if presented to the Company, could be taken by the Company. Subject to the supervision of the Directors, the Advisor shall:

(a) use its best efforts to present and recommend to the Company a continuing and suitable investment program consistent with the investment policies and objectives of the Company;

(b) administer the Company's day-to-day investment operations and perform or supervise the performance of such other administrative functions in connection with the management of the Company as may be agreed upon by the Advisor and the Directors;

(c) serve as the Company's investment primary adviser and consultant in connection with policy decisions to be made by the Directors and, as requested, furnish reports to the Directors and provide research and economic and statistical data in connection with the Company's investments and investment policies;

(d) As may be agreed upon by the Advisor and the Directors, investigate, select and conduct relations on behalf of the Company with consultants, borrowers, lenders, mortgagors and other mortgage and investment participants, accountants, mortgage loan originators, or brokers, correspondents and servicers, technical advisers, attorneys, underwriters, brokers and dealers, corporate fiduciaries, escrow agents, depositaries, custodians, agents tor collection, insurers, insurance agents, banks, builders and developers, and persons acting in any other capacity deemed by the Directors necessary or desirable, and enter into appropriate contracts with, employ, retain arid supervise services performed or to be performed by, any such parties in connection with investments which have been or may be acquired, sold or otherwise disposed of by the Company;

(e) consult with the Directors and present to them opportunities to acquire investments consistent with the investment policies and objectives of the Company and furnish the Directors with advice and recommendations with respect to the making, the acquiring (by purchase, investment, exchange or otherwise), the holding and the disposition (through sale, exchange or otherwise) of investments consistent with the policies and objectives of the Company;

(f) obtain for the Company such services as may be required for property management, mortgage servicing, construction and development loan disbursements and other activities relating to the investment portfolio of the Company, and act as the attorney-in-fact or agent of the Company in working with and supervising whomever is selected to perform such services.

3.   Relationship of Parties:

The relationship between the Parties created by this Agreement is that of independent contractors, and not partners, joint venturers or agents.

4.   Records.

At all times, the Advisor shall keep proper books of account and records relating to services performed hereunder, sufficient to enable the Company to verify that Company has received the services for which the Company has been billed hereunder.  Such records shall be maintained throughout the term of the Agreement, or for the later of a period of two (2) years after  termination of this Agreement.  The Company and any audit firm engaged by the Company shall have the right, upon reasonable notice, to examine such records at any time during ordinary business hours.

5.  Other Activities of Advisor.

          (a)  Nothing herein contained shall prevent the Advisor, or any Affiliate of the Advisor, from acting as adviser to any other person or  entity even though such entity may have investment policies similar to the Company; provided, however, that if, at any time, the Advisor serves as adviser to more than one real estate entity (including the Company) with similar investment policies, it will offer loans and investments which are appropriate to more than one such entity first to that entity which has had uninvested funds for the longest period of time.

         (b)  Affiliates of the Advisor may serve as Directors, officers, employees, agents, nominees or signatories for the Company.

         ( c)  When executing documents or otherwise acting in such capacities for the  Company, such persons shall use their respective titles in the Company.

6.   Liability and Indemnification.

(a)    The Advisor, its officers and its employees will not be liable to the Company (whether on a tort, breach of contract or other theory) for investment advice or acts or omissions under or pursuant to this Agreement or for the acts or omissions of the Company in the management of the assets, and the Company shall indemnify and save harmless the Advisor, its officers and employees from and against any and all claims asserted against them arising from any such investment advice, acts or omissions, including all attorney’s fees and other expenses reasonably incurred or to be incurred in the defense of any such claim, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, unless such act or omission for which exculpation or indemnification is sought constituted a breach of this Agreement, bad faith, willful misfeasance, gross negligence or reckless disregard by the Advisor of its duties in the performance of services under this Agreement. The provisions of this paragraph shall survive a termination or expiration of this Agreement.

(b)           Advisor shall indemnify and save harmless the Company, its officers and employees from and against any and all claims asserted against them arising from Advisor’s breach of this Agreement, bad faith, willful misfeasance, gross negligence or reckless disregard by the Advisor of its duties in the performance of services under this Agreement. The provisions of this paragraph shall survive a termination or expiration of this Agreement.

 7.   Expenses of the Advisor.

Without regard to the amount of compensation received hereunder by the Advisor, the Advisor shall bear the  following expenses:

          (a)   all direct and indirect remuneration and all other employment expenses of employees of the Advisor, including but not limited to, salaries, wages, payroll taxes and the costs of employee benefit plans, but not including fees paid to Directors affiliated with the Advisor;

           (b)   rent, telephone, utilities, office furniture, equipment  and machinery and other office expenses of the Advisor, except as any of such expenses relate to an office maintained by the Company separate from the office of the Advisor;

           (c)   costs including but not limited to travel, marketing, seminars, courier, business promotions, entertainment, advertising, office supplies, etc. where such costs are not directly identifiable to the Company’s assets, liabilities, operations, business and financial affairs; and

            (d)   miscellaneous administrative expenses relating to performance by the Advisor of its duties hereunder.

8.   Compensation.

The Advisor shall be paid for services rendered by it under this Agreement as follows:

(a)           Base Compensation.

On or before the fifteenth (15th) day of each calendar month, the Company shall pay to the Advisor the higher of Thirty-Five thousand ($35,000.00) Dollars or  0.1666% (2.00% on an annualized basis) of Average Invested Assets of the Company during the preceding month.

(b)           Incentive Compensation.

In order to further reward the Advisor for performance hereunder, the Company shall pay in cash to the Advisor on or before the ninetieth (90th) day after the close of each Fiscal Year an incentive fee equal to twenty percent (20%) of Net Income for such Fiscal Year in excess of the initial ten percent (10%) amount of such Net Income.

(c)           Share Compensation.

(i)           Company agrees to issue Three Million (3,000,000) Class A Common Shares of Company (“Shares”) to Advisor.  The Company shall cause such Shares to be issued as soon as reasonably practicable after execution of this Agreement and after the effective date of a 1-for-10 reverse split to be carried out by the Company in the second quarter of 2008.

(ii)           By Advisor’s execution of this Agreement, the Advisor hereby confirms, that the Shares to be acquired by the Advisor will be acquired for investment for the Advisor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Advisor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Advisor further represents that the Advisor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Advisor has not been formed for the specific purpose of acquiring the Shares.  Notwithstanding the foregoing, the Shares subject to the restrictions provided herein, may be transferred to a transferee who is a Member of the Advisor, or an Affiliate of a Member of the Advisor.

(iii)           The Advisor understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Advisor’s representations as expressed herein.  The Advisor understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Advisor must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Advisor acknowledges that the Company has no obligation to register or qualify the Shares, for resale. The Advisor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Advisor’s control, and which the Company is under no obligation and may not be able to satisfy.

Further, Advisor and any transferees of Advisor permitted by this Agreement, will not be permitted to transfer the Shares to any transferee not permitted by Section 8(c)(ii) of this Agreement, (except to the Company as provided in Section 8(c)(i) above) without the advance written permission of Company, for a period of three (3) years frm the date of this Agreement.  Certificates representing the Shares will bear one or more legends notifying the holder of such Certificate of the existence of the foregoing restrictions.

9.   Additional Services.

If and to the extent that the Company shall request the Advisor, or any director, officer, partner or employee of the Advisor, to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms agreed upon between such party and the Company from time to time, subject to applicable law. In particular, but without limitation, if the Company shall request that the Advisor perform property management, mortgage servicing, loan disbursement or similar functions, the Company and the Advisor shall enter into a separate agreement specifying the obligations of the parties and providing for reasonable additional compensation to the Advisor for performing such services.

10.   Statements.

The Advisor shall prepare, at the request of the Directors, a statement showing the computation of the fee, if any, payable with respect to any period so requested.   The Company shall have the right to audit such computation as provided inSection 4 above.

11.   Information Furnished to Advisor.

The Directors shall at all times keep the Advisor fully informed with regard to the investment policy of the Company, the capitalization policy of the Company, and generally their then current intentions as to the future of the Company. In particular, the Directors shall notify the Advisor promptly of their intention to sell or otherwise dispose of any of the Company's investments, or to make any new investment. The Company shall furnish the Advisor with a copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to its affairs which the Advisor from time to time may reasonably request.

12.   Expenses of the Company,

Except as expressly otherwise provided in this Agreement, the Company shall pay all expenses not assumed by the Advisor, including, but not limited to:

(a) To the extent the Advisor is not required to pay such expenses pursuant to Section 7 hereof, the salaries and other employment expenses of the Directors of and personnel employed by the Company and travel and related expenses of directors, officers and employees of the Advisor and of Directors, officers and employees of the Company relating to the business and financial affairs of the Company;

(b) the cost of borrowed money;

(c) taxes on income, taxes on property, assessments against Real Property, and all other taxes and applicable to the Company;

(d) legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's securities;

(e) fees and expenses paid to independent advisers, independent contractors, consultants (including investor relations consultants), managers and other agents employed directly by the Company (other than through the Advisor);

(f) to the extent not paid by borrowers from the Company, costs of loan administration and mortgage servicing;

(g) expenses related to mortgage loans and connected with the acquisition, disposition, leasing and ownership of Real Property investments, including, to the extent not paid by others, but not limited to, legal fees and other expenses of professional services; the costs of foreclosure; costs of  financings and refinancings; insurance premiums; legal or accounting services; taxes; title and abstract expenses; brokerage and sales commissions; maintenance, repair or improvement of Real Property; architectural and engineering fees; expenses of managing Real Property equity interests and appraisal or inspection fees except when performed by employees of the Advisor;

(h) expenses related to Real Property equity interests owned by the Company, including, but not limited to, insurance premiums; legal or accounting services; architectural and engineering fees; appraisal or inspection fees except when performed by employees of the Advisor; taxes; title and abstract expenses; brokerage and sales commissions; management fees and expenses; and costs of financings and refinancings;

(i) other insurance as required by the Directors (including Directors' liability insurance, if any);

(j) the expenses of dissolving the Company or of amending the Articles of Incorporation or Bylaws of the Company or of merging the Company with any other entity;

(k) expenses connected directly with payments to holders of securities of the Company and other bookkeeping and clerical work necessary in maintaining relations with holders of securities and the investment community in general, including the cost of preparing, printing and distributing proxy materials, reports to shareholders, news releases, and certificates for securities, and any legal assistance related thereto;

(1) transfer agents', registrars', warrant agents', dividend paying agents' and indenture trustees' fees and charges;

(m) advertising expenses incurred in seeking Real Property investments or disposing of Real Property assets for the Company;

(n) all costs including but not limited to travel, marketing, seminars, courier, business promotions, entertainment, advertising, office supplies, etc. where such costs are directly attributable and identifiable to the Company's assets, liabilities, operations, business and financial affairs.

(o)  the cost of a chief financial officer and controller for the Company who is unaffiliated with the Advisor.

13.   No Partnership or Joint Venture.

The Company and the Advisor are not partners or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

14.   Term of Agreement - termination.

(a.)    The term of this Agreement shall commence on the date hereof and shall continue until December 31 , 2012 (the “Initial Term”).  The term of this Agreement shall be automatically renewed each year thereafter if not terminated by the parties prior to the end of each year. The Initial Term as so extended is referred to herein as the Extended Term.

(b.)    Prior to the expiration of this Agreement or any renewal term:

(i)           Either party may elect to terminate the Agreement if the other is the subject of proceedings properly commenced under any chapter of the Bankruptcy Act; is the subject of liquidation or insolvency proceedings properly commenced by a regulatory agency with jurisdiction to liquidate the business and affairs of a party; is adjudged insolvent in any proceeding commenced in any court of a competent jurisdiction for the appointment of a receiver, liquidator or trustee; makes a general assignment for the benefit of creditors; or admits in writing its inability to pay its debts as they come due.

(ii)           Either party may terminate if the other materially breaches this Agreement or commits, or has committed prior to the effective date of this Agreement, an act or omission in the performances contemplated by this Agreement (or the Prior Agreement between the parties) constituting bad faith, willful misfeasance, gross  negligence or reckless disregard of duties or responsibilities and such breach, act or omission is not cured within a period of thirty (30) days next following the date on which written notice specifying such breach or act or omission is delivered to the breaching party.

(iii)           Either party may terminate if the Company is the subject of any action by any regulatory authority (including without limitation NASDAQ or an other stock exchange, the Office of Comptroller of Currency, the Internal Revenue Service and the Department of Labor) which results in conditions under which the operation of the Company is not feasible.

(iv)           The Company may terminate this Agreement without cause, with 60 day written notice, in the event that shareholders representing 51% of the outstanding voting shares of the Company notify the Company and the Advisor in writing that they wish to terminate the Advisor’s services under this Agreement.

            (c.)    Upon termination or expiration, the Advisor will promptly honor all instructions received from the Company. The Advisor shall provide to the Company a final overall report and shall deliver to the Company any and all original documents pertaining to Real Property Investments then in its possession and, as requested by the Company, copies of other books and records relating to the Company and the Real Estate Investments that are not already in the possession of the Company.

            (d.)    Upon termination, any fees due the Advisor shall be prorated to the date of termination and paid within 30 days after the date of termination.

15.   Assignment.

The Advisor shall not assign this Agreement without the written consent of the Company. The Company may terminate this Agreement in the event of its assignment by the Advisor except in the event of an assignment to a corporation, association, trust, or other successor organization which may take over the property and carry on the affairs of the Advisor, provided that following such assignment the entity which controls the operations of the Advisor immediately prior to the assignment shall control the operations of the successor organization, including the performance of the Advisor's duties under this Agreement, and it shall be bound by the same restrictions by which it was bound prior to such assignment; however, if at any time subsequent to such an assignment such entity shall cease to control the operations of the successor organization, the Company may thereupon terminate this agreement. Such an assignment or any other assignment of this Agreement by the Advisor shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. In addition, the Advisor may delegate, assign, or otherwise discharge any of its obligations under this Agreement to or through any of its wholly-owned subsidiaries or their wholly-owned subsidiaries, subject to the same terms and conditions as are applicable to the Advisor itself under this Agreement, provided that Advisor remains responsible for the performance of such subsidiaries.  Any assignment contrary to the terms of this Section 15 is null and void.

16.   Default, Bankruptcy, etc.

At the option solely of the Directors, this Agreement shall be and become terminated immediately upon written notice of termination from the Directors to the Advisor if any of me following events shall occur:

(a)  if the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within thirty (30) days,

(b)   if the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization and such adjudication or order shall remain in full force or unstayed for a period of thirty (30) days; or

(c)   if the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due.

The Advisor agrees that if any of the events specified in subsections (b) or (c) of this Section 16 shall occur, it will give written notice thereof to the Directors within seven (7) days after the occurrence of such event.

17.   Action Upon Termination.

From and after the effective date of expiration or termination of this Agreement, pursuant to Sections 14, 15, or 16 hereof, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of expiration or termination. The Advisor shall forthwith upon any such event:

(a) pay over the Company all monies collected and held for the account of the Company pursuant to this Agreement;

(b) as soon as possible, deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all monies held by it, covering the period following die date of the last accounting furnished to the Directors;

(c) deliver to the Directors all property and documents of the Company then in the custody of the Advisor;

(d) cooperate with the Company and take all reasonable steps requested by the Directors to assist the Directors in making an orderly transition.

18.   Advisor's Liability.

The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and to make decisions and advise courses of action that it determines, in good faith, to be in the best interests of the Company, and the Advisor shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor its shareholders, directors, officers or employees shall be liable to the Company, the Directors, the holders of securities of the Company or to any successor or assign of the Company except by reason of acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of their duties.

19.   Acknowledgments, Representations and Warranties of  the Parties.

a.
In providing the services described in this Agreement, The Advisor shall exercise the degree of care consistent with that of qualified professional investment advisers in relating to the same or similar kinds of investments and shall conduct itself in a manner consistent with the fiduciary.

b.
The Company understands and acknowledges that the Advisor is not a registered investment adviser under the Investment Advisers Act of 1940, and that the Advisor does not expect to apply for such a license. The Company further represents and the Advisor relies upon the Company’s representation that it and its  legal counsel have reviewed the requirements for such licensure and has concluded that the services required from the Advisor as set forth in this agreement do not require the Advisor to have the above described licensure.

c.
The Advisor shall promptly notify the Company in the event of any change in control of the Advisor or if  the Advisor or any affiliate of the Advisor is the subject of proceedings properly commenced under any chapter of the Bankruptcy Act, is the subject of liquidation or insolvency proceedings properly commenced by a regulatory agency with jurisdiction to liquidate the business and affairs of a party; is adjudged insolvent in any proceeding commenced in any court of competent jurisdiction for the appointment of a receiver, liquidator or trustee; makes a general assignment for the benefit of creditors; or admits in writing its inability to pay its debts as they come due.

20.   Notices.

Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication

21.   Miscellaneous.

a.
This Agreement (including the exhibits, other addenda, if any, and documents incorporated by reference, if any) constitutes the entire Agreement between the parties with respect to its subject matter, and supersedes all prior agreements, proposals, negotiations and other written or oral communications between the parties with respect to the subject matter of this Agreement. No waiver of any breach of this Agreement, and no course of dealing between the parties, shall be construed as a waiver of any subsequent breach of this Agreement. Except as expressly provided herein, this Agreement may be modified only if such modifications are in writing and signed by the parties hereto.

b.
If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held contrary to any express provision of law or contrary to the policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or the rights of the parties hereto. Section headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

c.
This Agreement shall be exclusively administered, construed and enforced in accordance with the laws of the State of New Jersey as if the Agreement were executed and performed entirely therein, without giving effects to principles of conflicts of law.

d.
This Agreement may be executed in any manner of separate counterparts, each of which shall together be deemed an original, but the several  counterparts shall together constitute but one and the same Agreement of the parties hereto.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day, month and year as first set forth.

Bedminster Capital Corp.                                                          THESEUS ASSETMANAGEMENT COMPANY,LLC

_____________________________                                                                    _____________________________

By: Paul Patrizio                                                                                                        By: Christian Van Pelt

Title: CEO                                                                                                                    Title: Manager